UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Innoviva, Inc.
1350 Old Bayshore Highway, Suite 400
Burlingame, California 94010

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 22, 2023

Innoviva, Inc. (the “Company”) is providing this supplement to the proxy statement (the “Proxy Statement”) that the Company furnished to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of the Stockholders of the Company to be held on May 22, 2023 at 11:00 a.m. Eastern Time, at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to stockholders on May 17, 2023. Only stockholders of record on the close of business on April 20, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. This Supplement has been made available electronically together with the Proxy Statement and our 2022 annual report at http://investor.inva.com/sec-filings. You may also access the Company’s filings (including this Supplement) through the website maintained by the SEC at http://www.sec.gov.

May 17, 2023

To Our Stockholders:

NOTICE REGARDING PROPOSAL 1 – ELECTION OF DIRECTORS

Proposal 1 included in the Proxy Statement requested that our stockholders vote on the election of six incumbent nominees for election as directors to serve for a term of one year, which expires at our next annual meeting of stockholders or such later date as his or her successor has been elected and qualified.

Dr. Srivastava has informed us that she intends to resign from the board of directors of Social Capital Suvretta Holdings Corp. II (Nasdaq: DNAB), a publicly traded special purpose acquisition company where she has been a director since 2021. Social Capital Suvretta Holdings Corp. II filed a Current Report on Form 8-K to such effect on May 16, 2023, which is incorporated herein by reference.

The Board of Directors continues to recommend a vote “FOR” each of the nominees for director, including Dr. Srivastava.